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                                                                     EXHIBIT 5.1

                     ROBINS, KAPLAN, MILLER & CIRESI L.L.P.
                               2800 LASALLE PLAZA
                               800 LASALLE AVENUE
                       MINNEAPOLIS, MINNESOTA 55402-2015
                            TELEPHONE (612) 349-8500

                                  May 9, 2000

ChoiceTel Communications, Inc.
9724 10th Avenue North
Plymouth, Minnesota 55441
       Re:  Registration Statement on Form S-3
           1,201,690 Shares of Common Stock

Ladies and Gentlemen:

     We have acted as counsel for ChoiceTel Communications, Inc. (the "Company") in connection with the Company's filing of a registration statement on Form S-3 (the "Registration Statement") relating to the registration under the Securities Act of 1933 (the "Act") of an offering of 1,201,690 shares of common stock of the Company by persons who are currently holders of common stock of the Company (the "Shares") or who may become such holders upon exercise of outstanding warrants (the "Warrants").

     In connection with rendering this opinion, we have reviewed the following;

     1. The Company's Amended and Restated Articles of Incorporation;

     2. The Company's Bylaws;

     3. Certain corporate resolutions, including resolutions of the Company's Board of Directors pertaining to the issuance by the Company of the Shares and the Warrants;

     4. The Warrants; and

     5. The Registration Statement;

     Based upon the foregoing and upon representations and information provided b the Company, we hereby advise you that in our opinion:

     1. The Company's Amended and Restated Articles of Incorporation validly authorize the issuance of the Shares registered pursuant to the Registration Statement.

     2. The Shares to be sold by the selling shareholders named in the Registration Statement are, or upon exercise in accordance with the terms and conditions of the Warrants, will be validly issued and outstanding, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" included in the Registration Statement and the related prospectus.

                                          Very truly yours,

                                          ROBINS, KAPLAN, MILLER & CIRESI L.L.P.

                                          /s/ Robins, Kaplan, Miller & Ciresi
                                          L.L.P.